Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Andrea Welch	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING

INFORMATION FOR 2011 COMMON AND PREFERRED SHARE

DISTRIBUTIONS

DALLAS – Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2011 distributions on its common shares and its Series A, D, and E preferred shares.

The income tax treatment for 2011 for Ashford Hospitality Trust, Inc. Common Stock CUSIP #044103109 traded on the NYSE under ticker symbol “AHT” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$0.3000	$0	$0	$0.3000
Percent	100.00%	0%	0%	100%

The income tax treatment for the 2011 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP #044103208 traded on the NYSE under ticker symbol “AHTPrA” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$2.1375	$1.5092	$0	$0.6283
Percent	100.00%	70.6044%	0%	29.3956%

The income tax treatment for the 2011 distributions for Ashford Hospitality Trust, Inc. Series D Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol “AHTPrD” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$2.1125	$1.4915	$0	$0.6210
Percent	100.00%	70.6044%	0%	29.3956%

January 30, 2010

The income tax treatment for the 2011 distributions for Ashford Hospitality Trust, Inc. Series E Preferred Stock CUSIP #044103505 traded on the NYSE under ticker symbol “AHTPrE” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$1.0188	$0.7193	$0	$0.2995
Percent	100.00%	70.6044%	0%	29.3956%

The distributions that the company paid on January 14, 2011 to shareholders of record as of December 31, 2010, are reportable in 2011. The distributions that the company paid on January 16, 2012 to shareholders of record as of December 31, 2011 will be reportable in 2012.

None of the dividends classified above as ordinary taxable dividends represent “qualified dividend income” and therefore are not eligible for reduced rates.

The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local income tax effects of these dividends.

In accordance with IRS Code Section 6045B, the company has posted Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporation Actions section of the company’s website. This form provides detailed information on the return of capital portion of the common share distributions and the preferred share distributions.

Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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